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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2002

ENTROPIN, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE
(State of incorporation or organization)

33-23693 (Commission File No.)	84-1090424 (IRS Employer Identification No.)

45926 OASIS STREET
INDIO, CA 92201
(Address of principal executive offices)    (Zip Code)

(760) 775-8333
(Registrants Telephone Number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

        On June 14, 2002, we changed our state of incorporation from Colorado to Delaware. The reincorporation was approved by the holders of a majority of our outstanding shares. The reincorporation was accomplished by merging with and into Entropin, Inc., a Delaware corporation and our former wholly-owned subsidiary. Each share of common stock of the Colorado corporation was converted into one share of common stock of the Delaware corporation. Each share of Series A preferred stock of the Colorado corporation was converted into one share of Series A preferred stock of the Delaware corporation. Each share of Series B preferred stock of the Colorado corporation was converted into one share of Series B preferred stock of the Delaware corporation. It is not necessary for shareholders to exchange their existing stock certificates in the Colorado corporation for stock certificates of the Delaware corporation.

        This Form 8-K is being filed by the Delaware corporation as a successor issuer as required by paragraph (f) of Rule 12g-3 under the Securities Exchange Act of 1934. Upon consummation of the reincorporation described above, the Delaware corporation's common stock was deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934 pursuant to Rule 12g-3(a).

        Attached as Exhibits 3.1 and 3.2 to this report are the certificate of incorporation and bylaws, respectively of the Delaware corporation. Also attached as Exhibit 99.1 to this report is a press release issued on June 14, 2002 regarding the Company's reincorporation.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c)
  Exhibits

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
3.1	Certificate of Incorporation of Entropin, Inc., a Delaware corporation
3.2	Bylaws of Entropin, Inc., a Delaware corporation
99.1	Press Release issued by the Company on June 14, 2002

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENTROPIN, INC.
Date: June 25, 2002	/s/ PATRICIA G. KRISS
Patricia G. Kriss, Chief Financial Officer

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FORM 8-K
ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.